Exhibit 10.8.2

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (this “Amendment") is made as of the _ day of May, 2013 by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord") and DIGITALGLOBE, INC., a Delaware corporation ("Tenant"),

WITNESSETH:

WHEREAS, K/B FUND IV ("Original Landlord") and Tenant entered into that certain Office Lease dated March 19, 2004 and that certain First Amendment to Office Lease dated September 10, 2004 (collectively, the "Original Lease") for the lease of certain premises (the "Premises") known as Suite 260 and located in a portion of the building (the "Building”) located at 1601 Dry Creek Drive, Longmont, Colorado, as more particularly described in the Original Lease; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Original Lease and with Tenant entered into another First Amendment to Lease datcd April 18, 2005, another First Amendment to Lease dated October 14, 2011 ("2011 Amendment") and a Fourth Amendment to Lease dated May _, 2013 (the Original Lease as so amended being hereinafter referred to as the "Lease"); and

WHEREAS, Landlord and Tenant are confirming adjustments to the Lease as contemplated by Sections 2 and 8 of the 2011 Amendment and confirming the Conversion Date;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended retroactively as of the Conversion Date, as follows:

1. Capitalized terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Lease.

2. The Rentable Area of Office Space expanded to include 23,461 square feet of Office Space converted by Tenant from Storage Space (the "Conversion Space"), such that the Rentable Area shall be 177,449 square feet of office space, substantially as shown cross-hatched or outlined on Exhibit B attached hereto, and 7,817 square feet of storage space, substantially as shown cross-hatched or outlined on Exhibit B-2 attached hereto for a total of 185,266 square feet.

3. The "Conversion Date" was March 1, 2012.

4. With respect to the portion of the Lease Term commencing on the Conversion Date, Base Annual Rent for Office Space shall be as follows:

Dates	PSF of Rentable Area of Office Space per annum	Base Annual Rent	Monthly Installments
Conversion Date – 8/31/12	$11.00	$1,951,939.00	$162,661.58

2

Dates	PSF of Rentable Area of Office Space per annum	Base Annual Rent	Monthly Installments
9/01/12-8/31/13	$11.50	$2,040,663.50	$170,055.29
9/01/13-8/31/14	$12.00	$2,129,388.00	$177,449.00
9/01/14-8/31/15	$12.50	$2,218,112.50	$184,842.71

5. With respect to the portion of the Lease Term commencing on the Conversion Date, Base Annual Rent for Storage Space shall be as follows:

Dates	PSF of Rentable Area of Storage Space per annum	Base Annual Rent	Monthly Installments
Conversion Date-8/31/12	$2.25	$17,588.25	$1,465.69
9/01/12-8/31/13	$2.32	$18,135.44	$1,511.29
9/01/13-8/31/14	$2.39	$18,682.63	$1,556.89
9/01/14-8/31/15	$2.46	$19,229.82	$1,602.49

6. With respect to the  portion of the Lease Term commencing on the  Conversion Date, Tenant’s Proportionate Share  of Operating  Costs for Office Space, as set forth in Section 4(a)  of the Lease,  shall be  32.43%.

7. The parties acknowledge that the adjustments made herein are those contemplated by Sections 2 and 8 of the 2011 Amendment.

8. As amended hereby, the Lease is hereby ratified and confirmed.

3

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

LANDLORD:

HUB PROPERTIES TRUST

By:
David M. Lepore
Senior Vice President

TENANT:

DIGITALGLOBE, INC.

By:	/s/ John Hild 8 May 13
John Hild
Interim CIO

Exhibit B
Office Space

Storage Space
Office

First Floor Office

Office

Second Floor Office

Exibit B—2
Storage Space
First Floor

Storage
Space
Office